UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2018

TimefireVR Inc.

(Exact name of registrant as specified in its charter)

Nevada	814-00175	86-0490034
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Rd. Suite 444 Scottsdale AZ	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 617-8888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective October 12, 2018, (the “Effective Date”) TimefireVR Inc., a Nevada corporation (the “Company”) borrowed $15,000 from the Company’s Chief Executive Officer, Mr. Jonathan Read (“Read”), and issued Read a $15,000 Promissory Note (the “Note”). The Note is payable upon demand by Read and bears interest at the minimum interest rate set by the Internal Revenue Service.

The foregoing description of the Note is a summary only and is qualified in its entirety by the full text of the Note which is attached as an exhibit hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information concerning the Note is incorporated by reference from Item. 1.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TimefireVR Inc.

Date: October 18, 2018	By: /s/ Jonathan Read
Name: Jonathan Read
Title: Chief Executive Officer